Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER 2019 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Wednesday, May 8, 2019 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, May 7, 2019 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the first quarter ended March 31, 2019.

FIRST QUARTER 2019 FINANCIAL HIGHLIGHTS

▪	March 31, 2019 book value per share of $10.70, net of first quarter common dividend of $0.31 per share declared on March 21, 2019.

▪	GAAP net income of $27.9 million, or $0.58 per basic and diluted share.

▪	Core earnings of $15.5 million, or $0.32 per basic and diluted share.[1]

▪	Economic return on book value was 5.4%[1,2] for the quarter.

▪	2.36% annualized net interest margin on our investment portfolio. [1,3,4]

▪	5.9x leverage excluding non-recourse debt as of March 31, 2019 (7.5x leverage with non-recourse debt).

OTHER FIRST QUARTER 2019 HIGHLIGHTS

▪	Acquired $459.9 million of investments, consisting of:

*	$249.2 million in Residential Whole Loans

*	$121.2 million in Commercial Loans

*	$65.3 million in Non-Agency CMBS

*	$24.2 million in Agency CMBS

▪	Obtained two new financing facilities, consisting of:

*	$150 million commercial whole loan financing facility

*	$700 million residential whole loan financing facility

1  Non – GAAP measure.
2  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
3   Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
4 Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“I am very pleased to report that we delivered an economic return on book value was 5.4% during the first quarter driven by core earnings of $0.32 per share and an increase in our book value of 2.4%,” said Jennifer Murphy, Chief Executive Officer of the Company. "Our solid performance for the quarter is the result of the strength of our diversified portfolio and differentiated investment strategy and reflects our focus on generating consistent and sustainable core earnings that will support an attractive dividend, while maintaining the stability of the Company’s book value. Our dividend has remained consistent at $0.31 per share for twelve consecutive quarters."
Sean Johnson, Deputy Chief Investment Officer of the Company, commented, “Our strong core earnings and positive performance for the first quarter of 2019 were driven by contributions across our diverse holdings in a number of subsectors of the mortgage market and reflect our efforts to increase our exposure to credit sensitive investments while also complementing these holdings with exposure to Agency CMBS. During the quarter, we acquired $460 million of target assets, including $436 million of credit sensitive investments, consisting primarily of Residential Whole and Commercial Whole Loans and Non-Agency CMBS, areas where we continue to see opportunities to achieve attractive risk-adjusted returns.
“Our current expectations are for continued, yet moderate, U.S. economic growth along with subdued inflation expectations and a more neutral Federal Reserve monetary policy. We believe that credit spread sectors will continue to perform well again in 2019 and we will continue to focus primarily on residential and commercial whole loans. We also believe that our Agency CMBS holdings provide a good balance to our credit-sensitive assets and have a convexity profile that is cost efficient to hedge. We remain constructive on both residential and commercial real estate. The U.S. housing market is entering a more normalized phase as home price appreciation is expected to remain modest. Commercial real estate fundamentals generally continue to be positive, driven by an ongoing economic expansion and job growth. As such, we believe that our strategy of holding a diverse investment portfolio, with our focus on risk management, positions us well to continue generating strong core earnings while preserving our book value, with the overriding goal of providing our shareholders favorable risk-adjusted returns,” concluded Mr. Johnson.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	March 31, 2019	December 31, 2018

Net Interest Income	$15,633	$17,128
Other Income (Loss):
Realized gain (loss) on sale of investments, net	(5,105)	(33,995)
Other than temporary impairment	(1,232)	(2,757)
Unrealized gain (loss), net	50,781	62,855
Gain (loss) on derivative instruments, net	(27,148)	(54,728)
Other, net	236	(89)
Other Income (loss)	17,532	(28,714)
Total Expenses	5,277	5,915
Income (loss) before income taxes	27,888	(17,501)
Income tax provision (benefit)	12	154
Net income (loss)	$27,876	$(17,655)

Net income (loss) per Common Share – Basic/Diluted	$0.58	$(0.37)
Non-GAAP Results
Core earnings (1)	$15,492	$16,222
Core earnings per Common Share – Basic/Diluted	$0.32	$0.34
Weighted average yield(2)(4)	5.17%	4.71%
Effective cost of funds(3)(4)	3.25%	2.84%
Annualized net interest margin(2)(3)(4)	2.36%	2.25%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.

Portfolio Composition

As of March 31, 2019, the Company owned an aggregate investment portfolio with a fair market value totaling $4.3 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of March 31, 2019:

Portfolio Characteristics

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of March 31, 2019 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency CMBS	1,306,099	$1,311,858	$1,343,149	3.3%
Agency CMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	$3,908	0.4%
Total Agency CMBS	1,306,099	$1,311,858	$1,347,057	3.0%

Agency RMBS Interest-Only Strips	N/A	$10,801	$11,811	2.3%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	7,297	2.8%
Total Agency RMBS	N/A	10,801	19,108	2.5%

Total	$1,306,099	$1,322,659	$1,366,165	2.9%

Credit Sensitive Portfolio

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of March 31, 2019 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$54,465	$37,826	$38,179	4.8%
Non-Agency RMBS IOs and IIOs	N/A	10,423	10,213	0.6%
Non-Agency CMBS	211,344	173,774	172,724	6.0%
Residential Whole Loans	1,238,461	1,257,398	1,267,163	5.2%
Residential Bridge Loans(2)	153,867	154,235	152,205	9.1%
Securitized Commercial Loans(1)	924,352	928,110	929,474	4.9%
Commercial Loans	337,866	336,724	337,578	7.9%
Other Securities	46,800	53,475	58,779	8.1%
	$2,967,155	$2,951,965	$2,966,315	4.6%

(1) In March 2019, the Company acquired $65.3 million of Non-Agency CMBS securities which resulted in the consolidation of a variable interest entity and the recording of a $904 million securitized commercial loan and $904 million of securitized debt. As of March 31, 2019, the fair value of the securitized loan was $905.1 million and the fair value securitized debt was $905.1 million.
(2) Includes Residential Bridge Loans carried at amortized cost of $7.9 million as of March 31, 2019. The fair value of these loans was $7.7 million as of March 31, 2019.

PORTFOLIO FINANCING AND HEDGING

Financing Activity

Repurchase Agreements

At March 31, 2019, the Company had $2.9 billion of borrowings under 17 of its 32 master repurchase agreements with varying maturities. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements, which includes our $700 million residential whole loan and $150 million commercial whole financing facilities, as of March 31, 2019 (dollars in thousands):

Short Term Borrowings	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Agency RMBS	$14,008	3.21%	26
Agency CMBS	1,230,053	2.70%	48
Non-Agency RMBS	30,954	4.12%	16
Non-Agency CMBS	108,417	4.11%	44
Residential Whole-Loans	435,653	3.90%	113
Residential Bridge Loans	139,992	4.77%	26
Commercial Loans	137,822	4.84%	33
Securitized Commercial Loan	24,513	3.68%	21
Other Securities	37,127	4.31%	26
Subtotal	2,158,539	3.35%	57
Long Term Borrowings
Residential Whole-Loans (1)	692,963	4.24%	785
Commercial Loans (1)	65,099	5.02%	500
Subtotal	758,062	4.31%	761

Total	$2,916,601	3.60%	240

(1) Certain Residential Whole Loans and Commercial Loans were financed under two new longer term financing facilities. These facilities automatically roll until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.

Convertible Senior Unsecured Notes

At March 31, 2019, the Company had $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Hedging Activity

At March 31, 2019, the Company had $2.9 billion notional value of pay-fixed interest rate swaps which have variable maturities between June 14, 2019 and April 27, 2037. The following tables summarize the average fixed pay rate, average floating receive rate and average maturity for the Company’s fixed pay interest rate swaps as of March 31, 2019 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
1 year or less	$400,000	1.5%	2.6%	0.3
Greater than 1 year and less than 3 years	200,000	1.8%	2.7%	1.2
Greater than 3 years and less than 5 years	924,700	2.2%	2.8%	3.4
Greater than 5 years	1,420,900	2.5%	2.8%	9.7
Total	$2,945,600	2.2%	2.7%	5.8

The following table summarizes the average variable pay rate, average fixed receive rate and average maturity for the Company’s variable pay interest rate swaps as of March 31, 2019 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Amount	Average Variable Pay Rate	Average Fixed Receive Rate	Average Maturity (Years)
Greater than 5 years	$728,400	2.8%	2.4%	8.1
Total	$728,400	2.8%	2.4%	8.1

DIVIDEND

On March 21, 2019, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $16.85 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, May 8th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the first quarter 2019.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10130967 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through May 22 , 2019 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10130967. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency CMBS, Agency RMBS, Non-Agency RMBS, Non-Agency CMBS,

ABS, GSE Risk Transfer Securities, Residential Whole and Bridge Loans and Commercial Loans. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$19,558	$21,987
Restricted cash	71,178	55,808
Agency mortgage-backed securities, at fair value ($1,341,763 and $1,505,979 pledged as collateral, at fair value, respectively)	1,366,165	1,505,979
Non-Agency mortgage-backed securities, at fair value ($192,079 and $237,107 pledged as collateral, at fair value, respectively)	221,116	250,856
Other securities, at fair value ($58,653 and $59,780 pledged as collateral, at fair value, respectively)	58,779	59,906
Residential Whole Loans, at fair value ($1,267,163 and $1,041,885 pledged as collateral, at fair value, respectively)	1,267,163	1,041,885
Residential Bridge Loans ($144,170 and $211,999 at fair value and $151,228 and $221,486 pledged as collateral, respectively)	152,205	221,719
Securitized commercial loan, at fair value	929,474	1,013,511
Commercial Loans, at fair value ($317,744 and $196,123 pledged as collateral, at fair value, respectively)	337,578	216,123
Investment related receivable	32,559	42,945
Interest receivable	20,664	21,959
Due from counterparties	38,021	39,623
Derivative assets, at fair value	5,826	2,606
Other assets	1,269	2,488
Total Assets (1)	$4,521,555	$4,497,395

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$2,916,601	$2,818,837
Convertible senior unsecured notes, net	110,389	110,060
Securitized debt, at fair value (includes $94,638 and $246,802 held by affiliates, respectively)	850,448	949,626
Interest payable (includes $128 and $816 on securitized debt held by affiliates, respectively)	10,320	8,532
Due to counterparties	21,357	17,781
Derivative liability, at fair value	1,996	10,130
Accounts payable and accrued expenses	4,040	3,858
Payable to affiliate	4,214	4,615
Dividend payable	14,950	14,916
Other liabilities	71,234	56,031
Total Liabilities (2)	$4,005,549	$3,994,386

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 48,224,379 and 48,116,379 outstanding, respectively	482	481
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	833,915	833,810
Retained earnings (accumulated deficit)	(318,391)	(331,282)
Total Stockholders’ Equity	516,006	503,009
Total Liabilities and Stockholders’ Equity	$4,521,555	$4,497,395

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2019	December 31, 2018
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$3,509	$674
Restricted Cash	71,178	55,808
Residential Whole Loans, at fair value ($1,267,163 and $1,041,885 pledged as collateral, at fair value, respectively)	1,267,163	1,041,885
Residential Bridge Loans ($143,352 and $211,766 at fair value and $151,228 and $221,486 pledged as collateral, respectively)	151,228	221,486
Securitized commercial loan, at fair value	929,474	1,013,511
Commercial Loans, at fair value ($317,744 and $196,123 pledged as collateral, at fair value, respectively)	211,744	196,123
Investment related receivable	32,441	42,945
Interest receivable	14,292	15,540
Other assets	155	178
Total assets of consolidated VIEs	$2,681,184	$2,588,150

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value (includes $94,638 and $246,802 held by affiliates, respectively)	$850,448	$949,626
Interest payable (includes $128 and $816 on securitized debt held by affiliates, respectively)	378	2,419
Accounts payable and accrued expenses	633	708
Other liabilities	71,234	56,033
Total liabilities of consolidated VIEs	$922,693	$1,008,786

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	March 31, 2019	December 31, 2018
Net Interest Income
Interest income	$52,033	$58,020
Interest expense (includes $2,338 and $488 on securitized debt held by affiliates, respectively)	36,400	40,892
Net Interest Income	15,633	17,128

Other Income (Loss)
Realized gain (loss) on sale of investments, net	(5,105)	(33,995)
Other than temporary impairment	(1,232)	(2,757)
Unrealized gain (loss), net	50,781	62,855
Gain (loss) on derivative instruments, net	(27,148)	(54,728)
Other, net	236	(89)
Other Income (Loss)	17,532	(28,714)

Expenses
Management fee to affiliate	1,735	1,950
Other operating expenses	1,598	1,943
General and administrative expenses:
Compensation expense	544	552
Professional fees	1,215	1,121
Other general and administrative expenses	185	349
Total general and administrative expenses	1,944	2,022
Total Expenses	5,277	5,915

Income before income taxes	27,888	(17,501)
Income tax provision (benefit)	12	154
Net income (loss)	$27,876	$(17,655)

Net income (loss) per Common Share – Basic	$0.58	$(0.37)
Net income (loss) per Common Share – Diluted	$0.58	$(0.37)

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended March 31, 2019 and December 31, 2018:

	Three months ended
(dollars in thousands)	March 31, 2019	December 31, 2018
Net Income (loss)	$27,876	$(17,655)
Income tax provision (benefit)	12	154
Net Income before income taxes	27,888	(17,501)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(50,781)	(62,855)
Other than temporary impairment	1,232	2,757
Realized (gain) loss on sale of investments	5,105	33,995
One-time transaction costs	269	298

Derivative Instruments:
Net realized (gain) loss on derivatives	42,885	50,126
Unrealized (gain) loss on derivatives	(11,313)	8,921

Amortization of discount on convertible senior unsecured notes	137	138
Non-cash stock-based compensation	70	70
Total adjustments	(12,396)	33,450
Core Earnings	$15,492	$15,949
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.32	$0.33
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.32	$0.34
Basic weighted average common shares and participating securities	48,236,647	48,228,236
Diluted weighted average common shares and participating securities	48,236,647	48,228,236

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended March 31, 2019 and December 31, 2018:

	Three months ended
(dollars in thousands)	March 31, 2019	December 31, 2018
Coupon interest income	$54,771	$62,225
Premium amortization, discount accretion and amortization of basis, net	(2,738)	(4,205)
Interest income	52,033	58,020
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	784	869
Amortization of basis	(595)	(691)
Subtotal	189	178
Total adjusted interest income	$52,222	$58,198

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended March 31, 2019 and December 31, 2018:

	Three months ended
	March 31, 2019		December 31, 2018
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$36,400	3.94%	$40,892	3.76%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(9,157)	(4.22)%	(13,065)	(5.17)%
Net interest (received) paid - interest rate swaps	(4,283)	(0.46)%	(4,208)	(0.39)%
Effective Borrowing Costs	$22,960	3.25%	$23,619	2.84%
Weighted average borrowings	$2,868,327		$3,304,271